SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 13, 2005

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2005 Saks Incorporated (the “Company”) and Kevin Wills, who on that day was appointed as the Company’s Executive Vice President of Finance and Chief Accounting Officer (the “Executive”), entered into an Employment Agreement dated May 13, 2005 (the “Employment Agreement”). See Item 5.02 of this Current Report on Form 8-K.

The following is a brief description of the terms and conditions of the Employment Agreement that are material to the Company: (1) the Employment Agreement has no term; (2) base salary of not less than $425,000 per year; (3) the Executive is eligible for a yearly cash bonus, which at the target level is 40% of base salary; (4) the Company’s stock incentive plans will govern the vesting of stock incentive awards if a change in control occurs; (5) the Company will award the Executive 20,000 shares of restricted stock; (6) the Company’s existing retention bonus letter with the Executive is in full force and effect; (7) the Company may terminate the Employment Agreement at any time without cause and the Executive may terminate the Employment Agreement for good reason; (8) “good reason” is defined as (i) a mandatory relocation of the Executive’s principal place of employment from the Birmingham, Alabama area, (ii) a reduction in the Executive’s duties or status in anticipation of, or on or after, a change in control, or (iii) the Executive’s termination of the Executive’s employment at any time following the first anniversary of a change in control; (9) to receive severance benefits the Executive must sign and deliver to the Company a written release in form and substance reasonably satisfactory to the Company; (10) if termination without cause occurs prior to, and not in anticipation of, a change in control the Company will pay the Executive an amount equal to two times the Executive’s base salary; (11) if termination without cause occurs in anticipation of, or on or after, a change of control the Company will pay the Executive an amount equal to three times the Executive’s base salary and Executive’s target bonus potential (prorated to the date of termination); (12) if termination without cause occurs in anticipation of, or on or after, a change in control, the Executive is entitled to participate at the Company’s expense in the Company’s health plans with family coverage for three years from the date of termination; (13) if the Company terminates the Employment Agreement without cause the Executive will be entitled to a severance payment under the Company’s 2000 Change of Control and Material Transaction Severance Plan if that plan provides for a larger severance payment and if the Executive waives the Executive’s rights to a severance payment under the Employment Agreement; (14) if the Executive violates the Employment Agreement’s non-solicitation/non-competition requirements the Company’s obligation to make a severance payment would terminate; (15) if any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code then the Company will make a gross up payment to the Executive with respect to such tax; (16) the Company may terminate the Employment Agreement for cause in which event no base salary, bonus, or severance payment will be paid to the Executive following termination; (17) for purposes of the Employment Agreement “cause” means (i) conviction of the Executive, after all applicable rights of appeal have been exhausted or waived, for any crime that materially discredits the Company or is materially detrimental to the reputation or goodwill of the Company; (ii) commission of any material act of fraud or dishonesty by the Executive against the Company or commission of an immoral or unethical act that materially reflects negatively on the Company; or (iii) the Executive’s continual and material breach of the Executive’s obligations under the Agreement to serve the Company diligently, as determined by the Human Resources/Option Committee of the Board of Directors after the Executive has been given written notice of the breach and a reasonable opportunity to cure the breach; (18) the Executive will maintain the confidentiality of the Company’s proprietary and confidential information; (19) for one year following termination the Executive will not engage in specified categories of associations with specified competitors, will not disparage the Company, and will not solicit any employee of the Company to leave that employment; (20) if the Executive brings any action to enforce the Executive’s rights under the Employment Agreement after a change in control, the Company will reimburse the Executive for the Executive’s reasonable costs, including attorney’s fees, incurred; and (21) the Company may assign its obligation under the Employment Agreement to any person, including any purchaser of all or any part of the Company’s business.

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On May 13, 2005 the Human Resources/Option Committee of the Company’s Board of Directors approved an award of 20,000 shares of restricted stock to the Executive (the “Award”) pursuant to the Company’s 2004 Long-Term Incentive Plan and subject to the terms and conditions specified in the Restricted Stock Agreement between the Company and the Executive dated May 18, 2005 and the Supplement to Restricted Stock Agreement dated May 18, 2005 (together, the “Restricted Stock Agreement”). The shares of restricted stock subject to the Award will vest as follows: 10,000 shares will vest on May 11, 2007 and 10,000 shares will vest on May 11, 2008, unless the shares vest earlier or are forfeited as provided in the Restricted Stock Agreement. The Restricted Stock Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item by reference. The description of the Award in this Item is qualified in its entirety by reference to the full text of the Restricted Stock Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 13, 2005 the Company appointed Kevin Wills as the Company’s Executive Vice President of Finance and Chief Accounting Officer, the Company’s principal accounting officer. Mr. Wills, 39 years old, has been employed by the Company since 1997 in the following capacities: Vice President of Financial Reporting from 1997 to 1998; Senior Vice President of Strategic Planning from 1998 to 1999; Senior Vice President of Planning and Administration for the Company’s Department Store Group from 1999 to 2003; and Executive Vice President of Operations for the Company’s Parisian business from 2003 to the time of his current appointment. Prior to joining the Company Mr. Wills was Vice President and Controller for the Tennessee Valley Authority and prior to that an Audit Manager with Coopers and Lybrand.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
99.1	Copy of Restricted Stock Agreement between the Company and the Executive dated May 18, 2005 and the Supplement to Restricted Stock Agreement dated May 18, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: May 18, 2005	/s/ CHARLES J. HANSEN
Executive Vice President and
General Counsel

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